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                                United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K


                                 Current Report

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: February 24, 2000
                        (Date of earliest event reported)

                            Biospherics Incorporated
             (Exact name of registrant as specified in its charter)

     Delaware                         0-5576                    52-0849320

(State or other jurisdiction      (Commission                (I.R.S. Employer
       of incorporation)           File Number)             Identification No.)

     12051 Indian Creek Court, Beltsville, Maryland             20705
      (Address of Principal Executive Offices)                (Zip Code)

       Registrant's Telephone Number, including area code: (301) 419-3900


                                 Not Applicable

          (Former name or former address, if changed since last report)


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Item 5.           Other Events

         On February 24, 2000, Biospherics Incorporated (the "Company") completed a $5 million private offering of 723,982 units to a single institutional investor (the "Investor"). Each unit consisted of one (1) share of Common Stock and one and one-half (1 1/2) warrants with an exercise price of $6.90625 per share. The warrants are exercisable throughout a four (4) year period.

         Copies of the definitive agreements between the Company and the Investor and the press release issued by that Company are attached hereto as Exhibits to this Form 8-K.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

                  (10.1)   Securities Purchase Agreement
                  (10.2)   Warrant
                  (10.3)   Registration Rights Agreement
                  (99)     Press Release dated February 29, 2000



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Biospherics Incorporated

         By:            /S/   GILBERT V. LEVIN

         Name:          Gilbert V. Levin

         Title:         President and Chief Executive Officer

         Date:     March 2, 2000


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